EXHIBIT 31

CERTIFICATIONS

     I, Hayne Hipp, certify that:

1.	I have reviewed this annual report on Form 10-K/A of The Liberty Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 17, 2005

/s/ Hayne Hipp

Hayne Hipp
Chairman and Chief Executive Officer

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